Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, and 333-203697 on Form S-8 and 333-194060 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our report dated February 11, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 11, 2016